UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2021

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On November 26, 2021, a subsidiary of Strategic Student & Senior Housing Trust, Inc. (the “Registrant”) executed an agreement of purchase and sale (the “Tallahassee Sale Agreement”) with 700 West Virginia Street (FL) Owner LLC, an affiliate of the Blackstone Group, Inc. (the “Buyer”) for the sale of the Registrant’s student housing property located in Tallahassee, Florida (the “Tallahassee Property”).  The information in this Item 1.01 description is qualified in its entirety by the full Tallahassee Sale Agreement which is attached as Exhibit 10.1 hereto.

The sale price for the Tallahassee Property is approximately $50 million, less closing costs. The Buyer has made an earnest money deposit of $1.5 million in connection with the execution of the Tallahassee Sale Agreement and on December 1, 2021, provided a notice to proceed with the sale after completing its due diligence.  The existing mortgage loan encumbering the Tallahassee Property will be prepaid at closing with the Buyer paying the yield maintenance fees.  The current outside closing date is during the first quarter of 2022.  The Tallahassee Sale Agreement is subject to various contingencies and the Registrant cannot provide any assurance whether or when this transaction will occur.

The Tallahassee Property was purchased by the Registrant in the third quarter of 2017 for a purchase price of $47.5 million, excluding acquisition costs. The Registrant will use a portion of the proceeds of the sale of the Tallahassee Property to pay down the KeyBank Bridge Loan and use the remainder of the proceeds for other corporate purposes.  Under the terms of the Sixth Amendment to the KeyBank Bridge Loan, if the Buyer’s earnest money deposit is forfeited upon termination of the Tallahassee Sale Agreement, the deposit, less the fees and expenses incurred by the Registrant as a result of the termination, must be applied to pay down the KeyBank Bridge Loan.

Item 7.01.Regulation FD Disclosure.

On December 1, 2021, the Registrant issued a letter to its stockholders regarding certain operational and financial developments that occurred during the third quarter of 2021. A copy of the letter to stockholders is attached as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Tallahassee Sale Agreement
99.1	Letter to Stockholders (furnished only)
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date: December 1, 2021	By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer